Exhibit 99.1

AspenBio Appoints Robert Caspari, M.D. as Chief Operating Officer and Chief Medical Officer

Caspari Broadens AspenBio’s Medical and Product Development Expertise Following Recent Addition of Daryl Faulkner as Executive Chairman

CASTLE ROCK, CO., February 11, 2009 — AspenBio Pharma, Inc. (Nasdaq: APPY), an emerging bio-pharmaceutical company dedicated to the development of novel drugs and diagnostics for humans and animals, has appointed Robert F. Caspari, M.D. to the new positions of chief operating officer and chief medical officer. His initial primary responsibilities will include managing the development, FDA clinical trial and submission activities for AppyScore™, the company’s breakthrough diagnostic test for human appendicitis.

Dr. Caspari brings to AspenBio Pharma more than 25 years of experience in drug and diagnostic product development and commercialization. He most recently served as CEO of Living Cell Technologies, a publicly traded biotech company focused on cellular therapy for Type I diabetes and neurological disorders. He was previously president and CEO of Aurogen, a privately held biotech company involved in drug development for neurological disorders. Dr.  Caspari has also served as senior vice president of commercial operations and medical affairs at Myogen (now a unit of Gilead Sciences, traded on the Nasdaq), and as vice president and general manager of biopharmaceuticals at Novo Nordisk Pharmaceuticals (the U.S. operations of Novo Nordisk A/S, traded on the Denmark exchange). Earlier in his career he held management positions at Schering-Plough, Boehringer Mannheim, Somatogen, and Baxter International. Dr. Caspari entered the pharmaceutical industry in 1982 after practicing internal medicine for four years. He received a B.A. in psychology from UCLA and his medical degree from Georgetown University.

“Robert’s extensive medical, product development and business background will be invaluable to AspenBio,” stated Daryl J. Faulkner, executive chairman of AspenBio Pharma. “His experience in advancing diagnostic products through to commercialization, especially those being used today in hospital emergency rooms, will play an important role as we advance our AppyScore product to market.”

Dr. Caspari commented: “When I first learned about AppyScore, I was struck by the similarities to another molecular diagnostic product, ‘Troponin-T,’ used for emergency room cardiac diagnosis. When I was with Boehringer Mannheim, I was extensively involved in developing this product and bringing it to market, including clinical trials and obtaining FDA approval. Troponin has become the current standard of care diagnostic product used in ERs today to determine whether chest pain is due to a myocardial infarction.”

About AspenBio Pharma
AspenBio Pharma, Inc. is an emerging bio-pharmaceutical company dedicated to the discovery, development, manufacture and marketing of novel proprietary products which we believe have large worldwide market potential. The company was originally formed to produce purified proteins for diagnostic applications and has successfully leveraged this foundational science and technology expertise to rapidly develop an enviable late-stage pipeline of patented and patent pending diagnostic and therapeutic products. AspenBio Pharma continues to advance the development and testing of its two first-generation blood-based human diagnostic tests designed to rapidly help diagnose or rule out appendicitis in patients complaining of abdominal pain. For more information go to: www.aspenbiopharma.com.

Forward-Looking Statements
This news release includes “forward-looking statements” of AspenBio Pharma, Inc. (“APPY”) as defined by the Securities and Exchange Commission (the “SEC”). All statements, other than statements of historical fact, included in the press release that address activities, events or developments that APPY believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors APPY believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of APPY. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors, including statements regarding the ability to successfully complete the clinical trials and pivotal studies required for FDA submission, obtain FDA approval for, cost effectively manufacture and generate revenues from the appendicitis test as well as the animal products under this agreement and other new products, execute agreements required to successfully advance the company’s objectives, retain the scientific management team to advance the products, overcome adverse changes in market conditions and the regulatory environment, fluctuations in sales volumes, obtain and enforce intellectual property rights, and realization of intangible assets. Furthermore, APPY does not intend (and is not obligated) to update publicly any forward-looking statements. The contents of this news release should be considered in conjunction with the warnings and cautionary statements contained in APPY’s recent filings with the SEC.

For more information contact:
AspenBio Pharma, Inc.
Gregory Pusey, Vice Chairman
Tel 303-722-4008

Investor Relations:
Liolios Group, Inc.
Scott Liolios or Ron Both
Tel 949-574-3860